UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2012

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.05.                  Costs Associated with Exit or Disposal Activities

On December 31, 2012, the Board of Directors of Brunswick Corporation (the "Company") authorized the Company to exit its Hatteras and CABO boat businesses as a result of, among other things, a review of the expected future cash flows, market conditions and business trends within those businesses.
The decision to exit will result in these businesses being accounted for as discontinued operations. The Company expects to record charges in the range of $70 million to $80 million, a majority of which will be recorded in the fourth quarter of 2012. The charges primarily relate to a write-down of assets of approximately $45 million, with the remaining charge substantially comprised of other costs associated with operating expenses and liabilities including increases in contingent obligations. The Company expects future net cash expenditures of approximately $18 million related to this charge.
The news release discussing these charges is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1	News Release, dated January 3, 2013, of Brunswick Corporation announcing the decision to exit the Hatteras and CABO boat brands.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: January 3, 2013	By:	/s/ ALAN L. LOWE
Alan L. Lowe
Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated January 3, 2013, of Brunswick Corporation announcing the decision to exit the Hatteras and CABO boat brands.